Exhibit 10.2

[****] Certain information in this exhibit has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed.

AMENDMENT NO. 1, TO

SALES AND PURCHASE AGREEMENT,

DATED AUGUST 12, 2020

BETWEEN

BITMAINTECH PTE. LTD.

(“Bitmain”) AND

Riot Blockchain, Inc (“Purchaser”)

Whereas, as of August 12, 2020, Bitmaintech Pte. Ltd. (“Bitmain”) (UEN: 201610324R), with its principal place of business at 8 Kallang Avenue, Aperia Tower 1, #09-03/04, Singapore, 339509, and Riot Blockchain, Inc (the “Purchaser”) with its principal place of business at 202 6th Street, Suite 401, Castle Rock, CO 80104, USA, entered into an agreement for the purchase of 8,000 Antminer S19 Pro-110TH/s (the “Agreement”).

Bitmain and the Purchaser now desire to amend that Agreement, with this first amendment dated as of August 25, 2020 (“Amendment No. 1), to be effective August 25, 2020 upon execution by both parties. The parties further agree as follows:

A.	Except as specifically modified by this Amendment No. 1, the terms and conditions of the Agreement are hereby ratified and shall remain in full force and effect in accordance with its terms.
B.	The parties specifically agree and acknowledge that APPENDIX A as attached to the Agreement, shall be removed in its entirety and replaced with APPENDIX A – 1, as attached to this Amendment No. 1.
C.	The parties specifically agree and acknowledge that the effectiveness of this Amendment No.1, shall be conditioned upon the execution of an agreement executed at or about the same time as this Amendment No. 1, by and between Bitmain and Purchaser for the purchase of 5,100 Antminer S19 Pro-110TH/s. If such additional purchase agreement is not executed, this Amendment No. 1, shall be null and void.

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Signed for and on behalf of Bitmain

Bitmaintech Pte. Ltd.
Signature: /s/ Jihan Wu
Title: CEO

 Signed for and on behalf of the Purchaser

The Purchaser

Signature By: /s/ Jeffrey McGonegal
Title: Chief Executive Officer

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APPENDIX A-1

This Appendix A-1 (this “Appendix A-1”) specifies the Products sold by Bitmaintech PTE. LTD. (“Bitmain”) to Riot Blockchain, Inc. (the “Purchaser”) (Bitmain and the Purchaser, collectively, the “Parties” and each a “Party”) pursuant to the purchase and sale agreement (the “Agreement”) between the Parties, as well as the specific payment and delivery terms applicable to the Products under the Agreement.

1.	Per the Purchaser’s request, Bitmain will provide the following Product(s) upon full payment in accordance with the terms specified hereunder to the Purchaser on or before the dates specified herein:
Description of Product(s)	Price
	Estimated Unit price	Units	Total
Antminer S19 Pro-110TH/s, Jan-Apr 2021	US$2,362.00	8,000.00	US$18,896,000.00
First Carrier: Estimated Shipping cost to USA via Aircargo			TBD
[****] Extra Discount			US$1,347,284.80
TOTAL PURCHASE PRICE: US$17,548,715.20
Address for delivery:	[****]

2.	The Parties confirm that the total hashrate of the Products under this Agreement shall not be less than 880,000TH/s.
3.	Where the actual Products provided by Bitmain are not in consistence with the description listed in Article 1 of this Appendix A-1, provided that all the following three requirements are met, the unit price and/or quantity of the Products can be adjusted by Bitmain based on the actual type of the Products before delivery. The types, quantity and unit price of the actual delivered Products shall be subject to the statement issued by Bitmain. the Purchaser shall not refuse to accept the Products on the grounds that the types, quantity and/or unit price of the actual delivered Products are inconsistent with Article 1 of Appendix A-1 provided:
(1)	The total hashrate of the Products actually delivered by Bitmain to the Purchaser shall not be less than the total hashrate as stipulated in Article 2 of Appendix A-1;
(2)	The Products actually delivered by Bitmain to the Purchaser are S19 Pro series Products; and

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(3)	The total price of the Products actually delivered by Bitmain to the Purchaser shall not exceed the Total Purchase Price of the Products as stipulated in Article 1 of Appendix A-1.
4.	Bitmain’s BANK ACCOUNT info:

Account Name: Bitmaintech Pte Ltd

Beneficiary Bank: [****]

Address: [****]

Swift Code: [****]

Bank Code: [****]

Branch Code: [****]

Account Number (USD): [****]

5.	The payment shall be arranged by the Purchaser as follows:
(1)	The initial payment agreed to, for a total of USD $7,085,244.16, is agreed to have been previously paid as a refundable down payment;
(2)	The Purchaser shall pay the ten percent (10%) of the Total Purchase Price, as adjusted for the initial payment of the Product(s) as listed above (or the corresponding Proforma Invoice) prior to September 30, 2020; and
(3)	The Purchaser shall pay the remaining fifty percent (50%) of the Total Purchase Price, as adjusted for the initial payment of the Product(s) as listed above (or the corresponding Proforma Invoice) in equal monthly installments due not less than thirty (30) days prior to the scheduled delivery of the Product(s) as follows:
a)	twelve-point five percent (12.5%) no later than 30 days prior to each scheduled delivery period or (the “Due Date”) as to the first (1st) installment of the Products to be shipped to the Purchaser in January 2021;
b)	twelve-point five percent (12.5%) no later than 30 days prior to each scheduled delivery period or (the “Due Date”) as to the second (2nd) installment of the Products to be shipped to the Purchaser in February 2021;
c)	twelve-point five percent (12.5%) no later than 30 days prior to each scheduled delivery period or (the “Due Date”) as to the third (3rd) installment of the Products to be shipped to the Purchaser in March 2021; and
d)	Twelve-point five percent (12.5%) no later than 30 days prior to each scheduled delivery period or (the “Due Date”) as to the fourth (4th) and final installment of the Products to be shipped to the Purchaser in April 2021.
(4)	Payments shall be made in United States Dollars (USD) by wire transfer to Bitmain’s Bank Account, or in any other currency and by any other payment method as may be agreed by both Parties. Bitmain will send a payment receipt to the Purchaser after confirming the remittance of each installment of the Total Purchase Price specified above no later than the second (2nd) day after it receives the same.

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6.	Subject to the timely payment of the Purchase Price as specified in the foregoing Article 5 of this Appendix A-1, Bitmain shall deliver the Products described in this Appendix A-1 to the Purchaser pursuant to the terms and conditions set forth in the Agreement at the address for delivery specified by the Purchaser in this Appendix A-1 (as may be updated from time to time by providing written notice to Bitmain no less than ten (10) days in advance of each of the delivery dates listed below) according to the following schedule:
(1)	2,000 Units on or before January 31, 2021;
(2)	2,000 Units on or before February 28, 2021;
(3)	2,000 Units on or before March 31, 2021; and
(4)	the remaining 2,000 Units on or before April 30, 2021.
7.	Without prejudice to the above, the unit price and the Total Purchase Price of the Product(s) and any amount paid by the Purchaser shall be all denominated in USD. Where the Parties agree that the payments shall be made in cryptocurrencies, the exchange rate between the USD and the cryptocurrency selected shall be determined and calculated as follows: (1) in the event that the Purchaser pays for any order placed on Bitmain’s official Website (the “Website”) which is valid and has not been fully paid yet, the exchange rate between United States Dollars and the cryptocurrency fixed in such placed order shall apply, or (2) in any other case, the real time exchange rate between the USD and the cryptocurrency displayed on the Website upon payment shall apply. The exchange rate between the USD and the cryptocurrency shall be fixed according to this provision. In any circumstance, the Purchaser shall not ask for any refund due to the change of exchange rate.
8.	The Parties hereby acknowledge and agree that the terms of this Appendix A-1 form an integral part of the essential terms and conditions of the Agreement, are incorporated by reference into and made part of the Agreement, and represent the final agreement of the Parties with respect to the purchase and sale of the Products specified herein. The Parties hereby further acknowledge and agree, for the avoidance of doubt, that where the terms of this Appendix A-1 and the Agreement conflict, the terms of this Appendix A-1 shall control in all respects.

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